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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Date of earliest reported) July 9, 1998

                         Nu-Wave Health Products, Inc.
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             (Exact name of registrant as specified in its charter)


Florida                             0-23031                34-1711778
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(State or other                     (File Number)          (I.R.S. Employer
jurisdiction of incorporation)                             identification No.)

5905-A Hampton Oaks Parkway
Tampa Florida                                              33610
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(Address of principal executive                            (Zip Code)
offices)

        Registrant's telephone number, including area code 813-628-0804
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Effective June 26, 1998, Nu-Wave Health Products, Inc., a Florida corporation ("Nu-Wave") acquired Becan Distributors, Inc., an Ohio corporation ("Becan"). At the closing, Nu-Wave acquired all of the issued and outstanding capital stock of Becan, in exchange for common stock in Nu-Wave.

         The Becan shareholders will receive a total of 1,500,000 shares of Nu-Wave common stock upon the filing by Nu-Wave of Articles of Amendment to its Articles of Incorporation which effect a one for three reverse stock split. The reverse stock split is expected to be effective in August, 1998, but no record date has yet been established. The acquisition was accomplished in accordance with the terms of an Agreement and Plan of Reorganization dated June 26, 1998, by and among Nu-Wave and the shareholders of Becan. The number of shares of Nu-Wave common stock to be issued by Nu-Wave in consideration of the shares of Becan common stock was determined based upon the relative estimated value of each of the companies and was approved by unanimous vote of the Board of Directors of Nu-Wave, including the members of the Board of Directors of Nu-Wave who were not affiliated with Becan. Manju Taneja, the wife of Jugal K. Taneja (the Chairman and Chief Executive Officer of the Company), and their two sons, Mihir and Mandeep, collectively owned approximately 68% of the issued and outstanding Becan common stock. At the time of the acquisition, Mrs. Taneja was the beneficial owner of 51%, Jugal K. Taneja was the owner of 13%, and Mihir Taneja was the owner of less than 1%, of the outstanding Nu-Wave common stock. Jugal K. Taneja was and continues to be the Chairman of the Board of both Nu-Wave and Becan. Nu-Wave will account for the acquisition as a pooling of interests for accounting purposes.

         Becan is engaged in the wholesale business of distributing pharmaceuticals and health and beauty products to independent pharmacies, regional and national chain drug stores, alternate care facilities, mail order facilities, mass merchandisers, deep discounters, and brokers. In addition, Becan has several "branded" items as to which it has sole distribution and marketing rights. These products are sold through the above mentioned trade channels.

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         It was determined by Management of Nu-Wave that it would be in the best interest of Nu-Wave to acquire Becan to further certain of its business objectives, including without limitation, providing additional sales and expanded marketing and distribution channels for Nu-Wave.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Financial Statements and pro forma financial information are not available, but will be filed as soon as practicable, but not later than 60 days after the due date of this report.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

                                             NU-WAVE HEALTH PRODUCTS, INC.


Date: July 9, 1998                           /S/ Kotha S. Sekharam
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                                             Kotha S. Sekharam, President